                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of AMRESCO Capital Trust on Form S-3 of our report dated February 3, 2000 (March 29, 2000 as to Note 17) appearing in the Annual Report on Form 10-K of AMRESCO Capital Trust for the year ended December 31, 1999, and the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Dallas, Texas

August 7, 2000